As filed with the Securities and Exchange Commission on August 30, 1995

                                    Registration No.
          ======================================================
                    SECURITIES AND EXCHANGE COMMISSION
                         ______________________

                                FORM S-3
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                         ______________________

                   EXECUTONE INFORMATION SYSTEMS, INC.
         (Exact name of registrant as specified in its charter)


                               VIRGINIA
                   (State or other jurisdiction of
                    incorporation or organization)

                              86-0449210
                 (I.R.S. Employer Identification No.)

                       478 Wheelers Farms Road
                      Milford, Connecticut 06460
                           (203) 876-7600

          (Address, including zip code, and telephone number,
            including area code, of Registrant's principal
                       executive offices)
                    _____________________________

                       BARBARA C. ANDERSON, ESQ.
                    Vice President, General Counsel
                            and Secretary
                  EXECUTONE INFORMATION SYSTEMS, INC.
                        478 Wheelers Farms Road
                       Milford, Connecticut 06460
                           (203) 876-7600

          (Name, address, including zip code, and telephone number, including area code, of agent for service)


                     _____________________________

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.






               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [x]

                If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



          CALCULATION OF REGISTRATION FEE (1)
          ======================================================
          Title of                Amount to be     Proposed maximum
          each class of           registered       offering price
          securities to                            per unit (1)
          be registered
          ------------------------------------------------------
          Common Stock,
          $.01 par value
          per share.             353,118 Shares          $2.52

          ======================================================
          Proposed maximum                         Amount of
          aggregate offering                       registration
          price (1)                                fee
          ------------------------------------------------------
          Common Stock,
          $.01 par value          $889,857.36             $307
          per share.
          ======================================================



          (1) Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(c) on the basis of $2.52 per share, which was the average of the high and low sale prices of the Registrant's Common Stock on August 25, 1995, as reported on the NASDAQ National Market System.


               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



          Preliminary Prospectus dated August 30, 1995


                     EXECUTONE INFORMATION SYSTEMS, INC.

                       353,118 SHARES OF COMMON STOCK

              This Prospectus relates to 353,118 shares of Common Stock, par value $.01 per share (the Common Stock), of EXECUTONE Information Systems, Inc., a Virginia corporation (the Company) (such Shares being referred to collectively herein as the "Securities"). All of the Securities being offered hereby are to be offered and sold from time to time for the account of certain shareholders of the Company, or by their respective donees, transferees or successors in interest (such persons being collectively referred to herein as the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Securities. See "Selling Shareholders" for a discussion of the circumstances pursuant to which the Selling Shareholders have acquired the Securities offered hereby.


               Shares of the Company's Common Stock are traded in the over-the-counter market on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System under the symbol XTON. The last sales price of the Common Stock on August
          25, 1995, as reported on NASDAQ, was $2.56 per share.

               The Company has been advised by the Selling Shareholders that all or a portion of the Securities may be disposed of hereunder from time to time in one or a combination of the following transactions: (a) to or through brokers, acting as principal or agent, who may themselves dispose of the Securities in transactions (which may involve block transactions) in the over-the-counter market or otherwise, at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) directly by gift or directly through brokers or agents in privately negotiated transactions at negotiated prices. Any commissions or discounts paid or allowed to brokers, dealers or agents may be changed from time to time. The Selling Shareholders and any brokers, dealers or agents who participate in a sale of the Securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions paid or discounts allowed to any of such brokers, dealers or agents, in addition to any profits received on resale of the Securities, if any of such brokers, dealers or agents should purchase any Securities as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.
          In the event of a transaction hereunder in which a broker or dealer acts as principal, this Prospectus will be supplemented to provide material facts with respect to such transaction. Securities offered hereby also may be sold in transactions under Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

                            _________________________

               THE PURCHASE OF THESE SECURITIES INVOLVES CERTAIN
          RISK FACTORS.  SEE "RISK FACTORS".

               THESE SECURITIES HAVE NOT BEEN APPROVED OR
          DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _________________________


                Price to         Underwriting          Proceeds
                Public           Discounts  or         to Selling
                                 Commissions           Shareholders(1)


            Per Share/Total

            See Text Above      See Text Above         See Text Above
            See Text Above      See Text Above         See Text Above

          (1) The Company will pay all expenses incident to the offering and sale of the Securities, other than state securities laws qualification and registration fees and expenses, selling commissions, and fees and expenses, if any, of counsel for the Selling Shareholders. Expenses to be paid by the Company are estimated at $3,800.

                                ____________________

               INFORMATION CONTAINED HEREIN IS SUBJECT TO
          COMPLETION OR AMENDMENT.  A REGISTRATION STATEMENT
          RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO
          THE TIME THAT THE REGISTRATION STATEMENT BECOMES
          EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
          TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES
          LAWS OF ANY  SUCH STATE.


          The date of this Prospectus is August 30, 1995.


                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and in accordance therewith files reports and other information with the Commission. Reports and definitive proxy or information statements filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information as to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits relating thereto.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-11551) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and (ii) the Company's Quarterly Reports on
Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

     All documents filed by the Company with the Commission pursuant to Section 13(a) and 13(c) of the Exchange Act and any definitive proxy statement so filed pursuant to Section 14 of the Exchange Act and any reports filed pursuant to Section 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish, without charge, upon written or oral request, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, copies of any or all documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests should be directed to Barbara C. Anderson, Vice President, General Counsel and Secretary, EXECUTONE Information Systems, Inc., 478 Wheelers Farms
Road, Milford, Connecticut 06460  (telephone (203) 876-7600).


                                THE COMPANY


     EXECUTONE designs, manufactures, sells, installs, services and supports communications systems and services for business locations with up to 400 desktops, and is a leading supplier of specialized hospital communications equipment. Products are sold primarily under the EXECUTONE , INFOSTAR , IDS , LIFESAVER , and INFOSTAR/ILS brand names through a worldwide network of direct sales and service offices and independent distributors.

     EXECUTONE is a vertically integrated voice processing and healthcare communications company. The Company controls the major elements of its business, ranging from product design, manufacturing and marketing to distribution, installation, service and support. The Company's strategic focus is on seven product areas: three in the area of voice processing (telephone systems, call center management and voice messaging products), plus healthcare communications systems, locator systems, videoconferencing products, and voice, data and video network services.

     Revenues are derived both from new installations and from the Company's existing customer base through additions, changes, upgrades or relocation of previously installed systems, maintenance contracts, service charges and sales of network services. New installations replenish and expand this base. In a typical sales situation, the Company analyzes a customer's needs and provides a system intended to improve the customer's productivity and reduce operating expenses. After installation, the Company offers service and maintenance, plus additional products for expansion or enhancement of the system.

     EXECUTONE's objective in the voice processing market, in addition to sales of traditional telephone systems, is to offer value-added products and services. The Company's integrated digital telephone systems emphasize flexible software applications, such as automated attendant, data switching, and computer telephone interface, designed to enhance the customer's ability to communicate, obtain and manage information. The Company's telephone systems provide the platform for its other voice processing software applications.

     The second area of focus is call center management products. Call center management products integrate a computerized digital telephone system platform with high-volume inbound, outbound and internal call processing systems such as automatic call distribution, predictive dialing, interactive voice response and scripting software. The Company's objective is to develop and market systems that will enable its call center customers efficiently and cost-effectively to receive or place their customer or prospect calls, distribute those calls to available live operators, obtain information from callers, record and distribute messages from callers, produce management reports, and provide data interface with host or mainframe computers.

     The third part of the Company's voice processing focus is voice-messaging systems, primarily voice mail, that integrate with the Company's telephone systems.

     The fourth primary area of the Company's focus is healthcare communications systems. EXECUTONE has been a recognized name in this market for many years and, with its LIFESAVER nurse call system and with the introduction of its new CARE/COM II-E nurse call system, can provide to its hospital customers integration of the flow of voice and data between nurse and patient, increased flexibility and efficiency in hospital operations, and the means to improve patient care.

     The Company's INFOSTAR/ILS locator system, released in early
1994, can improve productivity, save time and expense for users and eliminate overhead paging by instantly locating staff and equipment in a facility. Each person or piece of equipment wears an individually coded badge that transmits infrared signals to sensors placed throughout the facility, which forward the location information to a central processing unit. The location data can be accessed on local display stations. The ILS system can be integrated with the Company's telephone systems and the LIFESAVER nurse call system to provide additional productivity improvements for both office and hospital environments.

     In 1994, the Company began marketing the videoconferencing products of GPT Video Systems ("GPT") in the United States. The Company also provides videoconferencing network services such as multipoint conferencing, network bridging and network design to its videoconferencing customers, and has established videoconferencing demonstration and rental facilities in major U.S. cities.

     The Company also offers a broad range of network services, including long-distance service, least-cost routing, network design and support services, enabling customers to make more efficient and cost-effective use of their telecommunications systems.

     The principal office of the Company is located at 478 Wheelers Farms Road, Milford, Connecticut 06460, and the Company's telephone number is (203) 876-7600.

                               RISK FACTORS

     Investment in the Company involves various risks. In addition to general investment risks, investors may wish to consider the following factors before purchasing the Securities. Additional information with respect to the matters discussed below, and with respect to the Company's business and industry in general, is set forth in the Company's Annual Report on Form 10-
K for the fiscal year ended December 31, 1994, which is incorporated herein by reference.

Competition

     The voice processing markets are intensely competitive.  The
Company believes that its principal competitors in the under 400-desktop voice processing market are American Telephone and Telegraph Co.
("AT&T") and Nortel (formerly known as Northern Telecom).  While the
Company believes that AT&T and Nortel are dominant in this market, there is insufficient data to make a meaningful estimate of the Company's competitive position relative to other competitors. Competition could become even more intense if regulations governing the activities of AT&T or the regional Bell operating companies in certain of the Company's markets are relaxed, as has been proposed from time to time. Because of this intense competition, the Company may not be able to reflect fully in product prices any increased operating costs, if such increases should occur.

Reliance on Foreign Suppliers

     The Company imports certain of its products and components from manufacturers located in Hong Kong, China, Thailand and the Dominican Republic. While the Company believes that utilizing foreign suppliers generally maximizes efficiency because of the expertise of such manufacturers and suppliers and the relative cost savings over pricing offered by domestic suppliers, there are certain risks attendant to utilizing such foreign suppliers. Foreign countries may be prone to political and labor unrest.

      In addition, it is possible that the U.S. Government could impose limitations on imports from certain countries in addition to those currently in place, including importations from countries in which the Company's foreign suppliers are located. If any such limitations cause a reduction in shipments to the Company, or if regulations are imposed that increase materially the cost of the Company's foreign-made products or components, the Company could be affected adversely unless and until satisfactory alternatives are in place.

Dividends

     It is the present policy of the Company's Board of Directors to retain earnings for use in the Company's business. The Company's credit facility prohibits the Company from making distributions with respect to its capital stock or paying dividends on the Common Stock. The Company does not anticipate paying any cash dividends in the foreseeable future.


                           SELLING SHAREHOLDERS

     The Securities being offered hereby by the Selling Shareholders were acquired in connection with the Company's acquisition of approximately 43% of the outstanding stock and approximately $280,000 in notes of Dialogic Communications Corporation ("DCC"). Such Selling Shareholders acquired an aggregate of 353,118 shares of the Securities at the time the Company completed its acquisition of the DCC stock in April 1995.

     The following table sets forth for each of the Selling Shareholders, as applicable, the amount of Securities beneficially owned immediately prior to this offering and the amounts offered hereby and to be owned upon completion of the offering. The Selling Shareholders currently intend to offer for sale all Securities beneficially owned by them.


                                                Total          Number of
                             Number of          Number of      Shares to
                             Shares             Shares         be Owned
                             Owned              to             upon
                             Prior to           be Offered     Completion
                             Offering           Hereby         of Offering


Massey Burch Venture
Investors                       -0-              55,163            -0-

Valley Venture Fund             -0-             140,601            -0-

Confederate Venture Fund        -0-              56,191            -0-

Apache Venture Partners         -0-               4,753            -0-

William F. Earthman III         -0-                 128            -0-

Robert C. Fisher                -0-               4,615            -0-

Joyce C. Fisher                 -0-               1,154            -0-

Robert F. Fogelman              -0-               4,615            -0-

Robert K. Zelle                                   4,615

G. Philip Anderson              -0-              14,145            -0-

William D. Smith                -0-              62,523            -0-

Vanderbilt University           -0-               4,615            -0-

                                -0-             353,118            -0-


                           DESCRIPTION OF CAPITAL STOCK

      The following is a brief description of the material terms of the Company's capital stock. This description does not purport to be complete and is subject in all respects to applicable Virginia law and to the provisions of the Company's Articles of Incorporation and Bylaws, copies of which are filed as exhibits to the Registration Statement and are incorporated by reference herein. See "Available Information".

General

      The Company's authorized equity capitalization consists of 80 million shares of Common Stock, par value $.01 per share, and one million shares of preferred stock, par value $.01 per share. Neither the holders of the Common Stock nor of any preferred stock, now or hereafter authorized, will be entitled to any preemptive or other subscription rights.

Common Stock

      At June 30, 1995, there were 46,730,096 outstanding shares of Common Stock held by approximately 2,100 holders of record.

      Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Dividends on any outstanding shares of preferred stock must be paid in full before payment of any dividends on the Common Stock. Upon liquidation, dissolution or winding up of the Company, holders of Common
Stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

      Holders of Common Stock are entitled to one vote per share with respect to all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the Common
Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the voting rights (if any) of series of preferred stock that may be outstanding from time to time. See
"Description of Preferred Stock - Voting Rights".  The Company's Articles of
Incorporation and Bylaws contain no restrictions on the repurchase or redemption of the Common Stock, although certain of the Company's loan agreements prohibit such repurchases or redemptions. All the outstanding shares of Common Stock are fully paid, legally issued and nonassessable. The transfer agent for the Common Stock is First Interstate Bank of Arizona, N.A.

Preferred Stock

       The Board of Directors is authorized to designate with respect to each series of preferred stock the number of shares in each such series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividends shall be cumulative, and if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for or the rights to purchase, shares of any other class or series, and the voting rights, if any. Any preferred shares issued will rank prior to the Common Stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could among other things, adversely affect the voting powers of holders of Common Stock and, under certain circumstances, may discourage an attempt by others to gain control of the Company.

     There are currently no shares of preferred stock outstanding or designated.

Virginia Stock Corporation Act

      The Virginia Stock Corporation Act contains provisions governing
"Affiliated Transactions". These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include, among other things, mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, and any reclassification, including reverse stock split, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

      For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested
Shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and majority approval of the "Disinterested Directors". A Disinterested Director means, with respect to a particular Interested Shareholder, a member of the corporation's Board of Directors who was (1) a member on the date on which an Interested Shareholder became an Interested Shareholder and (2) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board. After the expiration of the three-year period, the statute requires approval of the Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

       The principal exceptions to the special voting requirement apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the corporation's
Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

        None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Virginia corporation's Disinterested Directors.

        These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested
Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not opted-out of the Affiliated Transactions provisions.

         Virginia law also provides that shares acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (one-fifth, one-third or a majority of the outstanding voting shares, respectively) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Virginia corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request.

                               LEGAL OPINION

          The legality of the Securities being offered hereby will be passed upon for the Company by Hunton & Williams, Riverfront Plaza, East Tower,
951 East Byrd Street, Richmond, Virginia 23219. Thurston R. Moore, a member of Hunton & Williams, is a director of the Company. At July 30, 1995, Mr. Moore beneficially owned 92,335 shares of the Common Stock of the Company (this amount includes 3,800 shares owned by Mr. Moore's spouse, as to which shares Mr. Moore disclaims any beneficial ownership).

                                  EXPERTS

          The financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.


           No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction and to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information herein is correct as of any time subsequent to its date.


                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission registration fee . . . . . .300
     Printing fees.. . . . . . . . . . . . . . . . . . . . . . . .1,000
     Legal fees. . . . . . . . . . . . . . . . . . . . . . . . . .1,000
     Accounting fees . . . . . . . . . . . . . . . . . . . . . . .1,000
     Miscellaneous expenses. . . . . . . . . . . . . . . . . . . . .500

          Total. . . . . . . . . . . . . . . . . . . . . . . . . $3,800

All of the above items except the registration fee are estimated. State securities laws qualification and registration fees and expenses, selling commissions, and fees and expenses of counsel to the Selling Shareholders shall be borne by the Selling Shareholders. All other expenses shall be borne by the Company.

Item 15.  Indemnification of Directors and Officers.

     Article 10 of the Virginia Stock Corporation Act and the Company's
Articles of Incorporation provide for indemnification of officers and directors of the Company under certain circumstances. No director or officer of the Company shall be liable to the Company or its shareholders for monetary damages in respect of proceedings brought by or on behalf of the Company or its shareholders, unless such person engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
The Company shall indemnify any person who is or was a party to a proceeding as a result of serving as a director or officer of the Company against any liability incurred in connection with such proceeding unless the person engaged in willful misconduct or a knowing violation of criminal law.

     Insurance carried by the Company provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) the Company may be required or permitted to pay as indemnities to the Company's directors or officers for claims made against them, and (b) individual directors, officers and certain employees of the Company may become legally obligated to pay as the result of acts committed by them while acting in their corporate or fiduciary capacities.

Item 16.  Exhibits.

     4.1 Articles of Incorporation, as amended, consisting of Certificate of Merger, including Articles of Incorporation, incorporated by reference to the registrant's Annual Report of Form 10-K for the year ended December 31, 1991, as amended by Form 8 filed on June 12, 1992;
          Articles of Amendment dated June 24, 1992, incorporated by reference to the registrant's Annual Report on Form 10-K for the year ended December 31, 1992; and Articles of Amendment dated July 12, 1995 and filed herewith.*

     4.2  Bylaws, as amended.*

     4.3  Specimen of certificate representing the Common Stock
          (incorporated by reference to Exhibit 4-1 to the Company's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 1989)

     5.1  Opinion of Hunton & Williams, counsel to the Company*

     24.1 Consent of Arthur Andersen LLP*

     24.2 Consent of Hunton & Williams (included in Exhibit 5.1 hereto)*

     25   Powers of Attorney (included on signature page)*

     * Filed herewith

Item 17.  Undertakings.

     (a) The Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration
Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Connecticut, as of the 30th day of August, 1995.

                                            EXECUTONE Information Systems, Inc.

                                            By: /s/ Alan Kessman
                                            Alan Kessman
                                            Chairman of the Board, President and
                                            Chief Exective Officer


                            POWERS OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Alan Kessman, Michael W. Yacenda and Barbara C. Anderson, or any one or more of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the 30th day of August, 1995.



/s/ Alan Kessman
Alan Kessman                                             Richard S. Rosenbloom
Chairman of the Board,                                   Director
President and Chief Executive Officer
(Principal Executive Officer)

/s/ A. R. Guarascio                                      /s/ Thurston R. Moore
Anthony R. Guarascio                                     Thurston R. Moore
Vice-President, Finance and                              Director
Chief Financial Officer
(Principal Financial and
Accounting Officer)


/s/ Stanley M. Blau
Stanley M. Blau                                          William R. Smart
Vice-Chairman of the Board                               Director
of Directors

                               EXHIBIT INDEX

Exhibit
Number

4.1  Articles of Incorporation, as amended (July 12, 1995 Amendment)

4.2  Bylaws, as amended

5.1  Opinion of Hunton & Williams, counsel to the Company

24.1 Consent of Arthur Andersen LLP

24.2 Consent of Hunton & Williams (included in Exhibit 5.1 hereto)

25   Powers of Attorney (included on signature page)



Exhibit 4.1

EXECUTONE Information Systems, Inc.

Articles of Amendment

1. The name of the corporation is EXECUTONE Information Systems, Inc. (the "Company").

2. The two (2) amendments to the Company's Articles of Incorporation adopted on June 27, 1995 at the Company's Annual Meeting of
Shareholders are as follows:

    Amendment  #1
    Strike Article III, first sentence of the Company's Articles of Incorporation and substitute the following:

         "The Corporation shall have the authority to issue 80,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share."

    Amendment #2
    Strike Article IV, A. Board of Directors, of the Company's Articles of
    Incorporation and substitute the following:

          "The number of directors shall be as set forth in accordance with the Company's Bylaws, provided that any decrease in the number of directors shall not shorten an incumbent director's term or reduce any quorum or voting requirement, until such person ceases to be a director."

3.  The amendments were proposed by the Board of Directors and submitted to the shareholders in accordance with Chapter 13.1-710 of the Virginia Corporation Law.  There were a total of 46,955,005 shares of the Company's common stock issued and outstanding and entitled to vote at the meeting.  There were 38,857,135
    of those shares represented at the meeting, constituting a majority and therefore a quorum for the transaction of business.  For
    Amendment  #1, a total of  36,498,107 shares were voted for the proposal, 2,178,189 shares against and 134,389 shares
    abstaining.   For Amendment  #2 a total of  36,959,949 shares were
    voted for the  proposal, 1,108,583 shares against and 154,811 shares abstaining.  The number of votes cast in favor of the amendments were sufficient for approval.




Dated: July 12, 1995                            EXECUTONE
                                                Information
                                                Systems, Inc.

 .....................................................................

                                                Barbara C. Anderson
                                                Vice President,
                                                General Counsel and
                                                Secretary



Exhibit 4.2


                                  BYLAWS
                                    OF
                    EXECUTONE INFORMATION SYSTEMS, INC.

                                 ARTICLE I
                         Meetings of Shareholders

    1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

    1.2 Annual Meetings. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

    1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, by a majority of the Board of Directors, or by holders of ten percent or more of the outstanding Common
Stock of the Corporation. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

    1.4 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, and except as otherwise provided in the Virginia Stock Corporation Act shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

    1.5 Quorum. Any number of shareholders together holding at least a majority of the votes entitled to be cast by a voting group with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of that voting group for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

    1.6 Voting. At any meeting of the shareholders, each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have the number of votes specified in the Articles of Incorporation, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

    1.7 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting.
Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots and the number of votes properly cast.

    1.8 Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

    1.9 Shareholder Proposals. To be properly brought before an annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United
States mail, postage prepaid, to the Secretary of the Corporation not later than 60 days in advance of the annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

    In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 1.9, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.9, provided, however, that nothing in this Section 1.9 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

                                ARTICLE II
                                 Directors

    2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

    2.2 Number of Directors. The number of directors constituting the Board of Directors shall be not less than five nor more than nine, and shall be subject to change in accordance with the Virginia Stock Corporation Act and these Bylaws.

    2.3 Election of Directors; Quorum.

    (a) Directors shall be elected at each annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing.

    (b) Directors shall hold their offices for terms of one year and until their successors are elected.

    (c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board, and the term of office of any director so elected shall expire at the next annual meeting of shareholders and when his successor is elected.

    (d) A majority of the number of directors elected and serving shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

    2.4 Chairman and Vice Chairmen of the Board. The Board shall annually elect a Chairman of the Board and may elect one or more Vice
Chairmen of the Board, each of whom shall hold office until the next annual meeting and until their successors are elected. The Chairman and any Vice
Chairman may be removed summarily with or without cause, at any time, by the Board. Vacancies in such positions may be filled by the Board of Directors.

    2.5 Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, any Vice Chairman of the Board, the President or any one of the directors.
The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

    2.6 Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    2.7 Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally.
However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, sixty days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The
Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                ARTICLE III
                                Committees

    3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in accordance with these Bylaws, may elect an Executive Committee which shall consist of not less than two directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation or by these Bylaws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to
Section 13.1-706 of the Virginia Stock Corporation Act; (iv) adopt, amend or repeal the Bylaws; (v) approve a plan of merger not requiring shareholder approval;(vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive
Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

    3.2 Compensation Committee.  The Board of Directors, at its regular
Annual Meeting, shall designate a Compensation Committee which shall consist of two or more directors who shall not be eligible for bonus, stock option or stock appreciation rights pursuant to any plan of the Company entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its subsidiaries, other than any plan providing only for non-discretionary grants to non-employee directors as permitted under Rule 16b-3 under the Securities and Exchange Act of 1934.
In addition, the Board at any time may designate one or more alternate members of such Committee who shall be directors not eligible for bonus, stock option or stock appreciation rights who may act in place of any absent regular member upon invitation by the Chairman or Secretary of the Committee.

    With respect to bonuses, the Compensation Committee shall have and may exercise the powers to determine the amounts annually available for bonuses pursuant to any bonus plan or formula approved by the Board, to determine the various bonus awards and to exercise such further powers with respect to bonuses as may from time to time be conferred by the Board of Directors.

    With respect to salary, the Compensation Committee shall have and may exercise such powers with respect to salary as may from time to time be conferred by the Board of Directors.

    Vacancies in the Compensation Committee shall be filled by the Board of Directors, and members shall be subject to removal by the Board at any time. The Compensation Committee shall fix its own rules of procedure. A majority of the number of regular members then serving shall constitute a quorum, and regular and alternate members present shall be counted to determine whether there is a quorum. The Compensation
Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

    3.3 Audit Committee. The Board of Directors shall annually designate an Audit Committee which shall consist of three or more directors whose membership on the Committee shall meet the requirements set forth in the rules of the National Market System of the National Association of Securities
Dealers, Inc. Automated Quotation System or any securities exchange upon which the securities of the Corporation are traded, as such applicable requirements may be amended from time to time. Vacancies in the Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Committee, and members shall be subject to removal by the Board at any time. The Committee shall fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Committee shall meet at least once a year with both the internal and the Corporations's outside auditors present at each meeting and shall keep minutes of its meetings, and all action taken shall be reported to the Board of Directors. The Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Committee shall review the Corporation's financial reporting process, including accounting policies and procedures.
The Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year.

    3.4 Other Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two directors.
The members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

    3.5 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

    3.6 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

    3.7 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

    3.8 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

    3.9 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of directors fixed by these Bylaws.

                                ARTICLE IV
                                 Officers

    4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including one or more Vice-Presidents (whose seniority and titles, including Executive
Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until their successors are elected. The President shall be chosen from among the directors. The same individual may simultaneously hold more than one office as the Board of Directors may determine.

    4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

    4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

    4.4 Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall be responsible for the execution of the policies of the Board of Directors and shall have general direction and supervision over the business of the Corporation, subject to the Board of Directors. Except as otherwise provided in these Bylaws or the resolutions establishing such committees, he shall be ex officio a member of all committees of the Board with the power to vote.
He shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors of which he is a member except that at meetings of the Executive Committee he shall preside only in the absence of the Chairman of the Executive Committee. In the absence of the Chairman of the Executive Committee or the President, he shall perform their duties. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.
In addition, he shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

    4.5 Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all Committees of the Board.
In the absence of the Chairman and any Vice Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

    4.6 Duties of Vice Chairmen of the Board. In the incapacity of the Chairman of the Board and the President, or in the absence of both or upon designation of the Chairman of the Board, a Vice Chairman of the Board shall perform the duties of the Chairman of the Board and have the authority.
Except as otherwise provided in these Bylaws or the resolutions establishing such committee, the Vice Chairmen of the Board shall be ex officio members of all committees of the Board with power to vote. In the incapacity of the Chairman of the Board and the President or, in the absence of both and upon designation of the Chairman of the Board, a Vice Chairman of the Board shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors of which he is a member except that at meetings of the Executive Committee, a Vice Chairman of the Board shall preside only in the incapacity of the Chairman of the Executive Committee, the Chairman of the Board and the President or, in the absence of all of the foregoing and upon designation of the Chairman of the Board. Any Vice
Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, any Vice Chairman of the Board shall perform all duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

    4.7 Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

    4.8 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Audit Committee or the President. The
Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

    4.9 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation.
When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents, the execution of which on behalf of the Corporation under its corporate seal is duly authorized, in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation;
shall see that all reports, statements and other documents required by law
(except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

    4.10 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

                                 ARTICLE V
                               Capital Stock

    5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

    5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the entity then serving as Transfer
Agent of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

    5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

    5.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                ARTICLE VI
                         Miscellaneous Provisions

    6.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

    6.2 Fiscal Year. The fiscal year of the Corporation shall end on December 31 and shall consist of such accounting periods as may be fixed by the Board of Directors.

    6.3 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

    Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books and records of account, minutes and records of shareholders and to make extracts therefrom. Upon the written request of a shareholder, the Corporation shall mail to such shareholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

    The Board of Directors shall, subject to the provisions of the foregoing paragraph of this section, to the provisions of Section 7 of Article I and to the laws of the Commonwealth of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them shall be open to the inspection of the shareholders.

    6.4 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

    6.5 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

    6.6 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.







Exhibit 5.1

                             HUNTON & WILLIAMS
                        RIVERFRONT PLAZA, EAST TOWER
                            RICHMOND, VA 23219
                         TELEPHONE (804) 788-8200
                         FACSIMILE (804) 788-8218
                              AUGUST 25, 1995

The Board of Directors
EXECUTONE Information Systems, Inc.
478 Wheelers Farms Road
Milford, Connecticut 06460

                    EXECUTONE Information Systems, Inc.
                     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EXECUTONE Information Systems, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to 353,118 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), which are proposed to be offered and sold from time to time on a secondary basis by certain selling shareholders as described in the Registration Statement.

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

    1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

    2. The Shares have been duly authorized and, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal
Opinion" in the Registration Statement.

Very truly yours,

Hunton & Williams


Exhibit  24.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated
January 27, 1995, included in  EXECUTONE Information Systems, Inc.'s
Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.


                            ARTHUR ANDERSON LLP
                           Stamford, Connecticut
                              August 30, 1995

August 30, 1995

Securities & Exchange Commission
1933 Act Filing Desk
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

Re: EXECUTONE Information Systems, Inc.
    File No. 0-11551

Gentlemen:

Enclosed herewith for filing pursuant to the Securities Act of 1933, as amended, is an EDGAR copy of a Registration Statement on Form S-3 of EXECUTONE Information Systems, Inc.

Pursuant to Lockbox Rule 3a of the Commission's Rules of Practice, we have completed a Fedwire transfer on August 29, 1995 to SEC Account
910-8739 at the Mellon Bank in Pittsburgh, ABA number 043000261, in the amount of $307. The transaction sequence number is 1828.


Very truly yours,



Barbara C. Anderson
Vice President, General Counsel












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